UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2011
Constar International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-01982	13-1889304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Crown Way Philadelphia, PA	19154-4599

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 552-3700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 1.03 Bankruptcy or Receivership
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 11, 2011 (the “Petition Date”), Constar International Inc. (the “Company” or “Constar”) and certain of its subsidiaries (collectively the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the State of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The chapter 11 cases are being jointly administered under the caption In re Constar International Inc., et al., Chapter 11 Case No. 11-10109 (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
On January 11, 2011, the Company issued a press release announcing the filing of the Chapter 11 Cases (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.03.
Restructuring and Lock-up Agreement
On January 11, 2011, the Debtors entered into a Restructuring and Lock-Up Agreement (the “Restructuring Agreement”) with holders (the “Consenting Noteholders”), in the aggregate, of in excess of 75% of the aggregate principal amount of the Company’s Senior Secured Floating Rate Notes Due 2012 (the “Floating Rate Notes”).
Pursuant to, and subject to the terms and conditions of, the Restructuring Agreement, the Consenting Noteholders have agreed to vote in favor the Debtors’ Joint Plan of Reorganization attached to the Restructuring Agreement (the “Plan”) and have agreed not to transfer their Floating Rate Note Claims (as defined in the Restructuring Agreement) unless the transferee has agreed to the Restructuring Agreement. Pursuant to, and subject to the terms and conditions of, the Restructuring Agreement, the Debtors have agreed to support and take all actions necessary or reasonably requested by the Consenting Noteholders to facilitate consummation of the Plan and have agreed not to take certain actions, including, among others, any actions inconsistent with the Plan. The Restructuring Agreement may be terminated by the Consenting Noteholders for, among other reasons, the Company’s failure to achieve the milestones set forth in the Restructuring Agreement. The milestones include, among others, a number of court approvals.
The foregoing description of the Restructuring Agreement is qualified in its entirety by reference to the Restructuring Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Debtor-in-Possession Financing Agreement
On January 14, 2011 (the “Closing Date”), the Company entered into a Senior Secured Priming Super-Priority Debtor in Possession Note Purchase Agreement (the “DIP Note Purchase Agreement”) among the Company and its U.S. subsidiaries as issuers of notes thereunder (the “Issuers”), the Company’s U.K. subsidiary as guarantor of such notes (together with the Issuers, the “Note Parties”), the entities from time to time party thereto as purchasers of such notes (the “Purchasers”), and Black Diamond Commercial Finance, L.L.C. as agent for the Purchasers (“Agent”). The Purchasers and the Agent are holders of the Floating Rate Notes. The Bankruptcy Court entered an order providing interim approval for the DIP Note Purchase Agreement on January 13, 2011.

The DIP Note Purchase Agreement provides for the issuance and sale of notes (the “Notes”) by the Issuers to the Purchasers in an aggregate principal amount of up to $55 million. The Notes bear interest at a rate of LIBOR plus 8.0%, subject to a 1.0% floor, payable in arrears. The proceeds from the sale of the of the Notes under the DIP Note Purchase Agreement will be used to repay the Company’s revolving credit agreement with General Electric Capital Corporation dated as of February 11, 2010, as amended by Amendment No. 1 to Credit Agreement, dated as of August 12, 2010 (the “GE Credit Agreement”), meet cash collateral requirements under existing letters of credit, pay permitted prepetition claims, provide the Company with working capital, and for other general corporate purposes. The Notes are guaranteed by the Company’s UK subsidiary. Substantially all of the Note Parties’ tangible and intangible property is pledged as collateral for the Notes.
On the Closing Date, the Issuers issued $38.0 million in aggregate principal amount of Notes. Additional Note issuances are subject to the terms and conditions of the DIP Note Purchase Agreement and must be consistent with the Approved Budget (as defined below). The aggregate principal amount of subsequent Note issuances cannot be less than $3 million per issuance and may occur no more frequently than one time per calendar week. The Notes may be repaid prior to maturity, in whole or in part, in increments of at least $0.1 million.
The Note Parties must pay non-refundable fees equal to $50,000 per annum, payable annually in advance on the Closing Date for the twelve-month period following the Closing Date and on each anniversary of the Closing Date until all obligations under the DIP Note Purchase Agreement have been paid in full.
An arrangement fee of 1%, or $550,000, and a purchase commitment fee of 2%, or $1.1 million, was paid on the Closing Date. There is an unused commitment fee of 2% per annum on the monthly average unused amount of the aggregate $55 million commitment.
The Notes will mature upon the earliest of (a) October 1, 2011 (b) the date that is the forty-fifth (45th) day after the entry of the interim order of the Bankruptcy Court approving the DIP Note Purchase Agreement and related matters to the extent that the requisite final order with respect to such matters has not been entered on or prior to such date, (c) the effective date of a confirmed chapter 11 plan with respect to any Note Party, (d) the date of the conversion of any Note Party’s bankruptcy case(s) into a liquidation proceeding pursuant to Chapter 7 of the Bankruptcy Code, (e) the date of the sale of all or substantially all of the assets of the Note Parties and (f) the acceleration of the Note Parties’ obligations under the DIP Note Purchase Agreement or the termination of the DIP Note Purchase Agreement.
At maturity the Notes must be paid in full except that up to $15 million may be settled by the issuance of secured notes (the “Roll-Over Notes”). The Roll-Over Notes will bear interest at a floating rate of LIBOR plus 8.0% and will mature four years from their issuance.
The DIP Note Purchase Agreement includes the following financial covenants:
Consolidated EBITDA (as defined in the DIP Note Purchase Agreement) of the Issuers cannot be less than the amounts set forth below for the periods indicated, calculated as of the last day of each fiscal month:

(In millions)	Minimum
Period	EBITDA
January 1, 2011 through April 30, 2011	$2.7
January 1, 2011 through May 31, 2011	$5.6
January 1, 2011 through June 30, 2011	$8.2
January 1, 2011 through July 31, 2011	$10.1
January 1, 2011 through August 31, 2011	$12.4
January 1, 2011 through September 30, 2011	$14.0

The proceeds of Notes issued under the DIP Note Purchase Agreement may only be used by the Issuers for the purposes and up to the amounts set forth in the Issuers’ budgets approved by the Agent and a supermajority of the Purchasers (the “Approved Budget”). Further, after the fourth week from the Closing Date, (a) the Company’s actual Cumulative Net Operating Cash Flows (as defined in the DIP Note Purchase Agreement) cannot be more than $4 million less than the amount set forth in the Approved Budget for the corresponding period, (b) maximum cumulative Professional Fees (as defined in the DIP Note Purchase Agreement) cannot exceed the amount set forth in the Approved Budget for the corresponding period by more than 15% and (c) maximum cumulative Capital Expenditures (as defined in the Note Purchase Agreement) paid in cash cannot exceed the amount set forth in the Approved Budget for the corresponding period by more than 10%.
The DIP Note Purchase Agreement also contains certain non-financial covenants that, among other things, restrict the Company’s ability to incur indebtedness, create liens, sell assets, and enter into transactions with affiliates.
If an event of default should occur and be continuing under the DIP Note Purchase Agreement, the Agent may (and shall at the request of the requisite Purchasers), among other things, accelerate the maturity of the Notes and terminate the DIP Note Purchase Agreement. Events of default include, among others, the failure to achieve certain milestones set forth therein, the occurrence of certain events set forth therein with respect to the Debtors’ bankruptcy cases, and the failure to make a payment on any indebtedness of more than $2 million.
The foregoing summary of the DIP Note Purchase Agreement is qualified by reference to the full text of the DIP Note Purchase Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.
Capitalized terms used in this description of the DIP Note Purchase Agreement and not otherwise defined in this Current Report on Form 8-K have the respective meanings ascribed thereto in the DIP Note Purchase Agreement.
Exit Financing Commitment Letter
On January 11, 2011, the Company and Wells Fargo Capital Finance, LLP (“Wells Fargo”) agreed to the terms of a Senior Secured Asset-Based Exit Revolving Loan Facility Commitment Letter (the “Commitment Letter”) and agreed to enter into the Commitment Letter, following approval by the Bankruptcy Court.
Pursuant to the Commitment Letter, Wells Fargo would provide a secured revolving loan and letter of credit facility to the reorganized Company (the “Exit Facility”), in the amount of $60 million, with a letter of credit sublimit of $15 million. Borrowings under the Exit Facility will bear interest, at the option of the Company, at one of the following rates: (i) a fluctuating base rate of not less than 0.5% plus a margin ranging from 2.75% to 3.25% per year, or (ii) a fluctuating LIBOR base rate plus a margin ranging from 1.75% to 2.25% per year. The Exit Facility will expire four years after its closing date. Actual available credit under the Exit Facility would be subject to a borrowing base calculated as a percentage of eligible inventory and accounts receivable less discretionary agent reserves. The Company’s U.S. operating subsidiaries and U.K subsidiary would be borrowers under the Exit Facility, and the Company and all of its North American subsidiaries that are not borrowers would guarantee the Exit Facility. Substantially all of the assets of the borrowers and guarantors would secure the Exit Facility, with a first priority lien on accounts receivable, inventory and certain other property and a second priority lien on real property, equipment and certain other property.
The terms and conditions to Wells Fargo’s commitment include among others (a) Bankruptcy Court confirmation of a plan of reorganization acceptable to Wells Fargo, (b) the negotiation, execution and delivery of definitive documentation and (c) the absence of a material adverse change with respect to the business, operations, projections, profits or assets of the Company. The Commitment Letter terminates on July 15, 2011.
The foregoing summary of the Commitment Letter is qualified by reference to the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference.

On the Closing Date, the Note Parties entered into the DIP Note Purchase Agreement, as described above. Subject to any obligations with respect to continuing letters of credit, upon the termination and discharge of the outstanding indebtedness under the GE Credit Agreement and the termination of the GE Credit Agreement on the Closing Date, the ability to borrow under the GE Credit Agreement was terminated.
In addition to the termination of the GE Credit Agreement, Constar, Inc. terminated its interest rate swap transaction with Rabo Capital Services, Inc.
A summary of the GE Credit Agreement was set forth in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2010.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default or otherwise triggered repayment obligations under the Indenture, dated as of February 11, 2005, among the Debtors and The Bank of New York as Trustee, governing the Floating Rate Notes (the “Indenture”), and the GE Credit Agreement (collectively, the “Debt Documents”). As a result of the events of default, all obligations under the Debt Documents became automatically and immediately due and payable. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The amount outstanding under the GE Credit Agreement as of January 11, 2011 was $29.1 million and the principal amount outstanding under the Indenture was $220 million.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 11, 2011, the Company was given notice by the NASDAQ Stock Market that in connection with the Company’s filing of the Chapter 11 Cases, and in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, NASDAQ staff has determined that the Company’s common stock will be delisted from The NASDAQ Stock Market. Trading will be suspended at the opening of business on January 20, 2011. The Company does not intend to appeal the NASDAQ staff’s determination. Therefore, the Company expects that the Company’s common stock will be delisted after completion by NASDAQ of application to the SEC, and the Company’s securities will not be eligible to trade on the OTC Bulletin Board or in the “Pink Sheets” unless a market maker makes application to register in and quote the security and such application is cleared. On January 14, 2011, the Company issued a press release regarding this matter, which press release is attached hereto as Exhibit 99.5.
Item 7.01 Regulation FD Disclosure.
Court filings and claims information regarding the Chapter 11 Cases will be available at http://www.kccllc.net/constar. The Company expects to begin submitting monthly operating reports to the Bankruptcy Court in March 2011, and also plans to post these monthly reports and other information to the “Company—Restructuring” portion of the Company’s website at www.constar.net, and file them with the SEC as exhibits to Current Reports on Form 8-K. In lieu of continuing to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the Company intends to deregister or seek no-action letter relief from the SEC to implement a modified reporting program in accordance with Securities Exchange Act of 1934, as amended, Release No. 34-9660 (June 30, 1972), Staff Legal Bulletin Number 2 (April 15, 1997) and the SEC’s related no-action correspondence.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit 99.1	Press Release dated January 11, 2011

Exhibit 99.2	Restructuring and Lock-Up Agreement, dated as of January 11, 2011, among Constar International Inc., the other Debtors party thereto and the Consenting Noteholders party thereto.

Exhibit 99.3	Senior Secured Priming Super-Priority Debtor in Possession Note Purchase Agreement, dated as of January 14, 2011, among Constar International Inc. and the other Note Parties, the entities from time to time party thereto as purchasers of the notes issued thereunder, and Black Diamond Commercial Finance, L.L.C., as Agent.

Exhibit 99.4	Senior Secured Asset-Based Exit Revolving Loan Facility Commitment Letter, dated as of January 11, 2011, between Constar International Inc. and Wells Fargo Capital Finance, LLC

Exhibit 99.5	Press Release dated January 14, 2011

Forward-looking statements
This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the Company’s ability to satisfy the conditions to the Restructuring Agreement, the DIP Note Purchase Agreement and the Commitment Letter; (iii) the ability of the Company to operate pursuant to the terms of any debtor-in-possession credit facility; (iv) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding; (v) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; (vi) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (viii) the Company’s ability to maintain contracts that are critical to its operations; (ix) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations; (x) the ability of the Company to fund and execute its business plan;(xi) the ability of the Company to attract, motivate and/or retain key executives and employees; and (xii) other risks and factors regarding the Company identified from time to time in the Company’s reports filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent filings made prior to, on or after today. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2011	CONSTAR INTERNATIONAL INC.
	By:	/S/ J. MARK BORSETH
		Name:	J. Mark Borseth
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated January 11, 2011

Exhibit 99.2	Restructuring and Lock-Up Agreement, dated as of January 11, 2011, among Constar International Inc., the other Debtors party thereto and the Consenting Noteholders party thereto

Exhibit 99.3	Senior Secured Priming Super-Priority Debtor in Possession Note Purchase Agreement, dated as of January 14, 2011, among Constar International Inc. and the other Note Parties, the entities from time to time party thereto as purchasers of the notes issued thereunder, and Black Diamond Commercial Finance, L.L.C., as Agent

Exhibit 99.4	Senior Secured Asset-Based Exit Revolving Loan Facility Commitment Letter, dated as of January 11, 2011, between Constar International Inc. and Wells Fargo Capital Finance, LLC

Exhibit 99.5	Press Release dated January 14, 2011